Report of Independent Registered Public Accounting Firm
To the Board of Directors of Transamerica Financial Life Insurance Company and the Contractholders of Transamerica Asset
Allocation Variable Funds

In planning and performing our audits of the financial statements of the Transamerica Asset Allocation Short Horizon Subaccount, Transamerica Asset Allocation Intermediate Horizon Subaccount and Transamerica
Asset Allocation Intermediate Long Horizon Subaccount constituting the Transamerica Asset Allocation Variable Funds hereafter referred to as the Subaccounts as of and for the year ended December 31 2009 in accordance with the standards of the Public Company Accounting Oversight Board United States we considered the Subaccounts internal control over financial reporting including controls over safeguarding securities as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form NSAR but not for the purpose of expressing an opinion on the effectiveness of the Subaccounts internal control over financial reporting. Accordingly we do not express an opinion on the effectiveness of the Subaccounts internal control over financial reporting.

The management of the Subaccounts is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility estimates and judgments by management are required to assess the expected benefits and related costs of controls. A subaccounts internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A subaccounts internal control over financial reporting includes those policies and procedures that 1 pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the subaccount 2 provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the subaccount are being made only in accordance with authorizations of management and directors of the subaccount and 3 provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition use or disposition of a subaccounts assets that could have a material effect on the financial statements.

Because of its inherent limitations internal control over financial reporting may not prevent or detect misstatements. Also projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions to prevent or detect misstatements on a timely basis. A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Subaccounts annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Subaccounts' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight
Board United States. However, we noted no deficiencies in the Subaccounts internal control over financial reporting and its operation including controls over safeguarding securities that we consider to be material weaknesses as defined above as of December 31 2009.

This report is intended solely for the information and use of management of the Transamerica Asset Allocation Variable Funds and the Board of Directors of Transamerica Financial Life Insurance Company and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



/s/ PricewaterhouseCoopers LLP
March 1, 2010
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